Exhibit 10.2
CATALENT, INC. 2019
EMPLOYEE STOCK PURCHASE PLAN
I.PURPOSE OF THE PLAN
This 2019 Employee Stock Purchase Plan is intended to promote the interests of Catalent, Inc., a Delaware corporation, by providing Eligible Employees with the opportunity to acquire a proprietary interest in the Company.
The Company intends that the Plan qualify as an “employee stock purchase plan” under Code Section 423 for one or more specified offerings made under the Plan. The Company may, however, establish one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but are intended to comply with the tax, securities and other compliance requirements of, and obtain tax and other objectives in, the foreign jurisdictions in which those offerings are conducted in order to allow participants in such offerings to purchase shares in a manner similar to the Plan. Such offerings shall be separate from any offering designed to comply with the Code Section 423 requirements but may be conducted concurrently with any such offering.
II.ADMINISTRATION OF THE PLAN
A.    The Plan shall be administered by the Committee. The Committee may in turn delegate such portions of its authority and responsibilities (other than the authority to designate Participating Corporations or make adjustments pursuant to Section III.B) to such officers(s) of the Company as it deems appropriate. Notwithstanding the foregoing, the Board may itself take any action under the Plan in its discretion at any time.
B.    The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to administer the Plan in accordance with the Plan Documents, bring one or more offerings under the Plan into compliance with the requirements of Code Section 423 or accommodate the specific requirements of local laws and procedures for foreign jurisdictions.
C.    Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.
III.STOCK SUBJECT TO PLAN
A.The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock in the Company’s treasury or purchased on the open market. The number of shares of Common Stock reserved for issuance under the Plan shall be limited to the Absolute Share Limit.
B.In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (ii) unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Plan Administrator in its sole discretion to be necessary or appropriate, then the Plan Administrator shall make any such adjustment in such manner as it may deem equitable, to the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock purchasable per Participant on a Purchase Date, the number and kind of shares in effect under each outstanding purchase right, and the price per share in effect under each outstanding purchase right of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding purchase rights; provided, however, that any fractional share resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section VII.H shall apply. Any adjustment to outstanding purchase rights shall be consistent with Code Section 424, to the extent applicable. Any adjustment determined by the Plan Administrator shall be final, binding and conclusive.
IV.OFFERING PERIODS
A.Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
B.Each offering period shall be of such duration (not to exceed twenty-seven (27) months) as determined by the Plan Administrator prior to the start date of such offering period. Until such time as otherwise provided by the Plan Administrator, offering periods shall commence on the first Trading Day in January, April, July and October each year and end on the last Trading Day in March, June, September and December, respectively, each year.
C.The terms and conditions of each offering period may vary, and two or more offerings periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by the Company (or any subsidiary of the Company) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering period contravene the express limitations and restrictions of the Plan, and to the extent required by Code Section 423, the Participants in each separate offering shall have equal rights and privileges under that offering in accordance with the requirements of Code Section 423(b)(5).
D.An Eligible Employee may participate in only one offering period at a time.
V.ELIGIBILITY
A.Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date unless the Plan Administrator determines that, with respect to an offering not intended to comply with Code Section 423, participation of such Eligible Employee is not advisable or practicable.
B.Each U.S. corporation that is a Corporate Affiliate on the Effective Date shall automatically be a Participating Corporation as of such date. Each U.S. corporation that becomes a Corporate Affiliate after the Effective Date shall automatically become a Participating Corporation effective as of the start date of the first offering period coincident with or next following the date on which it becomes such an affiliate, unless the Plan Administrator determines otherwise prior to the start date of that offering period. Each non-U.S. Corporate Affiliate shall become a Participating Corporation when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

C.The Eligible Employee must, in order to participate in the Plan for a particular offering period, complete and timely submit the Enrollment Agreement in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing the website designated by the Company and electronically completing and submitting the Enrollment Agreement), including, as to all U.S.-resident Eligible Employees, the undertaking described in Section VII.J(ii), on or before the start date of the offering period, or such earlier date as the Plan Administrator or the Company may determine. Once an Eligible Employee becomes a Participant in an offering period, then such Participant will automatically participate in each subsequent offering period commencing immediately following the last day of such prior offering period at the same Contribution level unless the Participant withdraws or terminates further participation in the offering period as set forth in Section VII.G below or otherwise notifies the Company of a change in the Participant’s Contribution level in accordance with Section VI.B.
VI.PAYROLL DEDUCTIONS
A.Except to the extent otherwise determined by the Plan Administrator, payment for shares of Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. The Contributions (whether through payroll deductions or other contributions permitted under the Plan) that each Participant may authorize in the Enrollment Agreement for any offering period for purposes of acquiring shares of Common Stock during such offering period may be in any multiple of one percent (1%) of the Base Salary paid to that Participant during such offering period, up to a maximum of fifteen percent (15%), unless the Plan Administrator establishes a different maximum percentage prior to the start date of the applicable offering period.
B.Except as provided in Section VII.F, Section VII.G, or as otherwise determined by the Plan Administrator, during an offering period, a Participant may not increase or reduce the rate of his or her Contributions; the Participant may, however, change his or her rate of Contributions to be effective beginning with the first offering period that begins no earlier than 10 business days after the receipt of a new authorization form from the Participant, unless otherwise determined by the Plan Administrator.
C.If Contributions are made in the form of payroll deductions, such payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. Contributions collected from a Participant shall be credited to the Participant’s book account under the Plan, but, except to the extent otherwise required by applicable law or the terms of that offering period, no interest shall be paid on the balance from time to time outstanding in such account. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, Contributions collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.
D.Contributions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars as of the date collected, with such conversion to be based on the exchange rate determined by the Plan Administrator in its sole discretion. Any change or fluctuation in the exchange rate at which Contributions collected on the Participant’s behalf are converted into U.S. Dollars shall be borne solely by the Participant.
E.Notwithstanding anything to the contrary in this Plan, contributions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

F.The Plan Administrator may permit Eligible Employees of one or more Participating Corporations to participate in the Plan by making contributions other than through payroll deductions, whether in cash, by check or using other means permitted under applicable laws.
G.The Plan Administrator may adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate, in its sole and absolute discretion, to facilitate contributions under this Section. Except as required by law, such rules and regulations need not be uniform, need not apply to all Eligible Employees, and need not be the same from one offering period to another.
H.The Participant’s participation in any offering period under the Plan shall neither limit nor require the Participant’s participation in any other offering period, except as and to the extent set forth in Article VIII.
VII.PURCHASE RIGHTS
A.Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the start date of the offering period.
Notwithstanding anything to the contrary in this Plan, no Participant shall be granted a purchase right with respect to any offering period if such Participant would, immediately after the grant of any such purchase right, own (within the meaning of Code Section 424(d)) or hold outstanding options on or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.
B.Exercise of the Purchase Right. Each purchase right shall be automatically exercised as of the Purchase Date for the offering period, and shares of Common Stock shall accordingly be issued to or otherwise acquired by or on behalf of each Participant (other than Participants whose Contributions have previously been refunded or suspended pursuant to Section VII.F or Section VII.G) on such Purchase Date. The purchase shall be effected by applying the Participant’s Contributions (in each case in or as converted to U.S. Dollars in accordance with Section VI.D) for the offering period to the purchase of whole and, to the extent required and subject to Section VI.D, fractional shares of Common Stock (subject to the limitations set forth in the Plan on the maximum number of shares purchasable) at the purchase price in effect for that Purchase Date. Notwithstanding anything to the contrary in the foregoing provisions of this Section VII.B, the Plan Administrator may exercise discretion in the treatment of any fractional share, including, without limitation, electing to refund Contributions attributable to fractional shares to the Participant as soon as administratively practicable or hold such amounts for the purchase of Common Stock at the next Purchase Date in lieu of purchasing fractional shares on behalf of the Participant.
C.Purchase Price. The purchase price per share of Common Stock applicable at any Purchase Date shall be determined by the Plan Administrator at the start of the offering period to which the Purchase Date relates and shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. Until such time as otherwise determined by the Plan Administrator, the purchase price per share of Common Stock applicable at any Purchase Date shall be equal to ninety percent (90%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period to which the Purchase Date relates or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. Unless the Plan Administrator determines otherwise prior to the start of an offering period, the most recent prior determination by the Plan Administrator of a different purchase price formula shall apply for such offering period.

D.Number of Purchasable Shares. Notwithstanding anything to the contrary in this Article VII, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 5,000, as such limitation may be adjusted in accordance with Section III.B. In addition, prior to the start of an offering period, the Plan Administrator shall determine the maximum number of shares of Common Stock purchasable in total by all Participants on the Purchase Date for that offering period, subject to any adjustment in accordance with Section III.B; provided, however, that such maximum for all Participants shall never be greater than and, in the absence of any determination by the Plan Administrator prior to the start of an offering period for any reason, shall be deemed to be equal to the Offering Period Limit with respect to such offering period. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on the Purchase Date for that offering period and to establish the maximum number of shares purchasable in total by all Participants on such Purchase Date. Unless the Plan Administrator determines otherwise prior to the start of an offering period, the most recent prior determinations by the Plan Administrator of the maximum number of shares purchasable per Participant and in total by all Participants on any Purchase Date shall apply for such offering period.
E.Excess Payroll Deductions. Any portion of any Contribution not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded in the currency in which the Participant made such Contribution.
F.Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock as of a Purchase Date for the offering period in which he or she is enrolled, then no further Contribution for that offering period shall be collected from such Participant with respect to that Purchase Date.
G.Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:
(i)A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designee) at any time prior to the scheduled Purchase Date for that offering period, and no further Contribution shall be collected from the Participant with respect to the offering period once the paperwork for such withdrawal is processed. Any Contribution collected during the offering period in which such withdrawal occurs shall, at the Participant’s election, be promptly refunded (in the currency in which the Participant made such Contribution) or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the Contributions collected with respect to the offering period in which such withdrawal occurs shall be refunded.
(ii)Any permitted withdrawal from an offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start of that offering period.
(iii)Should the Participant cease to remain an Eligible Employee for any reason (including death, disability, separation from employment for any reason, the Eligible Employee’s employer ceasing to be a Corporate Affiliate, or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s Contributions for the offering period in which the purchase right so terminates shall be promptly refunded in the currency in which the Participant made such Contributions. A Participant shall be deemed to have ceased to be an Eligible

Employee either upon an actual termination of employment or upon the Participating Corporation employing the Participant during an offering period ceasing to be a Corporate Affiliate under the Plan. Notwithstanding the foregoing, the Plan Administrator may establish different rules to govern when a Participant ceases to be an Eligible Employee and to otherwise govern transfers of employment among Participating Corporations including, without limitation, transfers of employment between any separate offering established under the Plan, consistent with the applicable requirements of Code Section 423.
(iv)Should the Participant cease to remain in active service as an Eligible Employee by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the offering period in which such leave commences, to (a) withdraw all the Contributions collected to date on his or her behalf for that offering period or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further Contributions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her payroll deductions or other contributions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period above will be treated as a new Eligible Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the offering period.
H.Change of Control. In the event of a Change of Control, (i) notwithstanding the provisions of Section IV.B to the contrary, any offering period during which such Change of Control shall otherwise have occurred shall be deemed to have ended on the day immediately prior to the date on which such Change of Control occurred, and (ii) each outstanding purchase right with respect to such offering period shall automatically be exercised on the amended Purchase Date with respect to such offering period; provided that the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.
The Company shall use reasonable efforts to provide at least ten (10) days prior written notice of the occurrence of any Change of Control to all Participants in the then current offering period in such form and through such method as the Plan Administrator determines (including, without limitation, by email to the Participant’s Company email address), and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control in accordance with Section VII.G.
I.Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the Contributions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be promptly refunded.
J.ESPP Broker Account.
(i)The shares of Common Stock purchased by or on behalf of each Participant under this Plan shall be deposited directly into the Participant’s ESPP Broker Account.

(ii)Each U.S.-resident Participant shall, prior to the start of each offering period, undertake not to transfer the deposited shares (either electronically or in certificate form) from the ESPP Broker Account or designate such shares as collateral for a loan until the later of: (a) the end of the two (2)-year period measured from the start date of the offering period in which the shares were purchased and (b) the end of the one (1)-year period measured from the actual purchase date of those shares; provided, however, that the limitations imposed by the foregoing undertaking shall not in any way limit when the Participant may sell or gift his or her shares. The limitations set forth in this Section VII.J(ii) shall apply to all shares purchased by each Participant resident in the United States, whether or not that Participant continues in Employee status.
K.Assignability; Beneficiary Designation. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant. The Plan Administrator may, at its sole discretion, permit a Participant to file with the Plan Administrator, a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive (i) any Contributions not applied to purchase of shares of Common Stock prior to the Participant’s death and (ii) any shares of Common Stock and cash (including cash attributable to any fractional shares), if any, from the Participant’s ESPP Broker Account in the event of such Participant’s death prior to delivery of such shares and cash.
L.Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.
M.No Fractional Shares. Notwithstanding anything to the contrary in the Plan, no fractional shares will be issued to a Participant under the Plan. Any fractional shares purchased on behalf of a Participant on any Purchase Date will be allocated as a book entry to the Participant’s ESPP Broker Account to be aggregated with other fractional shares on future Purchase Dates and a Participant shall have no rights as a stockholder with respect to amounts credited to his or her ESPP Broker Account that are denominated as fractional shares. Upon withdrawal or transfer of shares from a Participant’s ESPP Broker Account, the Participant will receive cash in lieu of any fractional shares credited to the account based on the Fair Market Value per share on the date prior to the date of such withdrawal or transfer or such other date as determined by the Plan Administrator.
N.Withholding Taxes. The Company’s obligation to deliver shares upon exercise of a purchase right under the Plan shall be subject to the satisfaction of all income, employment and payroll taxes, social insurance, social security, national insurance and other contributions, payment on account obligations or other payments required to be collected, withheld or accounted for in connection with the purchase right. The Company or appropriate Corporate Affiliate may, but shall not be obligated to, withhold from any compensation or other accounts payable to the Participant the amount necessary to satisfy such obligations.
VIII.ACCRUAL LIMITATIONS
A.Notwithstanding any other provision of this Plan, no Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plan (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would permit such Participant to purchase more than twenty-five thousand U.S. Dollars (US$25,000.00) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.For purposes of applying the limitations to the purchase rights granted under the Plan set forth in Section VII.A, the following provisions shall be in effect:
(i)The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date for the offering period on which such right remains outstanding.
(ii)No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to twenty-five thousand U.S. Dollars (US$25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.
C.If, by reason of the limitations set forth in Section VII.A, any purchase right of a Participant does not accrue for a particular offering period, then the Contributions which the Participant made during that offering period with respect to such purchase right shall be promptly refunded.
D.In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.
IX.EFFECTIVE DATE AND TERM OF THE PLAN
A.The Plan shall become effective on the Effective Date; provided, however, that (i) the Plan shall have been approved by the stockholders of the Company and (ii) no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S‑8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by federal, state or non-U.S. laws, rules or regulations.
B.Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) October 30, 2028, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, or (iii) the date on which all remaining purchase rights are exercised in connection with a Change of Control. Notwithstanding anything in Section IV.B to the contrary, any offering period still in effect at the termination date shall be deemed to have ended and reached its Purchase Date as of such termination date, and, notwithstanding the termination of the Plan, shares may be purchased and distributed as of such Purchase Date in the manner and to the extent permitted by the Plan. No offering period may continue in effect, no new purchase right may be granted or exercised, and no further Contribution may be collected, under the Plan, following termination in accordance with this Article IX.
C.Notwithstanding the termination of the Plan pursuant to this Article IX, the rights and obligations set forth in Sections VII.J, VII.K, and VII.N and Articles II and XI shall remain in full force and effect.
X.AMENDMENT OF THE PLAN
A.The Board may alter or amend the Plan at any time to become effective as of the start date of the next offering period thereafter under the Plan. In addition, the Board may suspend or terminate the Plan at any time to become effective immediately following the close of any offering period then in effect.

B.In no event may the Board amend the Plan without the approval of the Company’s stockholders to the extent such stockholder approval is required under Code Section 423 or other applicable law; in the event that stockholder approval is needed and obtained, the date of the Plan amendment for purposes of Section X.A shall be the date of stockholder approval
XI.GENERAL PROVISIONS
A.The Company shall pay all costs and expenses incurred in the administration of the Plan; provided, however, that each Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any share purchased under the Plan.
B.Nothing in the Plan shall confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way any right that may otherwise exist of the Company (or any Corporate Affiliate employing such person) or of the Eligible Employee or Participant, which rights are hereby expressly reserved by each, to terminate such individual’s employment at any time for any reason, with or without cause.
C.Nothing in this Plan shall confer any right on any Person other than as expressly set forth in this Plan.
D.The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that State’s conflict-of-laws rules.
XII.Definitions
The following definitions shall be in effect under the Plan:
A.Absolute Share Limit means 3,800,000 shares of Common Stock.
B.Affiliate means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
C.Base Salary means, unless otherwise specified by the Plan Administrator prior to the start of an offering period, the regular base salary paid to such Participant by one or more Participating Corporations during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax or other withholding or (B) any contribution made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. Base Salary shall not include any contribution made on the Participant’s behalf by the Company or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Base Salary). The Plan Administrator shall have discretion to adjust the definition of Base Salary for Eligible Employees in non-U.S. jurisdictions in order to effectuate the intent of this Plan.
D.Board means the Company’s Board of Directors.

E.Change of Control means any of the following:
(i)the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);
(ii)during any period of twenty-four months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(iii)the sale, transfer or other disposition of all or substantially all of the assets of the Company to any Person that is not an Affiliate of the Company.
F.Code means the U.S. Internal Revenue Code of 1986, as amended, or any successor law, as it may be in effect from time to time. References to sections of the Code shall include references to any Treasury Regulation promulgated thereunder.
G.Committee means the Compensation and Leadership Committee of the Board.
H.Common Stock means the common stock, par value $0.01 per share, of the Company.
I.Company means Catalent, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Catalent, Inc. that shall assume the Plan.
J.Contributions means the payroll deductions or, to the extent permitted by the Plan Administrator, other amounts contributed to the Plan to fund the exercise of purchase rights.
K.Corporate Affiliate means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established. Notwithstanding the foregoing, with respect to offerings not intended to comply with Code Section 423, the term “Corporate Affiliate” may, at the discretion of the Plan Administrator, include any other entity in which the Company has a significant equity or other ownership interest.
L.Effective Date means July 1, 2019 (or such later date as determined by the Plan Administrator).

M.Eligible Employee means any person who is employed by a Participating Corporation and, unless otherwise mandated by local law, is employed on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings that are considered wages under Code Section 3401(a); provided, however, that the Plan Administrator may, prior to the start of an applicable offering period, waive one or both of the twenty (20) hour and five (5) month service requirements.
N.Enrollment Agreement means the agreement(s) stating the Participant’s election to participate in the Plan, authorization for payroll deduction (or such other form of contributions as may be permitted under the Plan) and other forms prescribed by the Plan Administrator.
O.ESPP Broker Account means, with respect to any Participant for whom one or more shares of Common Stock are purchased under this Plan, a brokerage account that the Company shall make available for the Participant at a Company-designated brokerage firm into which such shares shall be deposited promptly after purchase.
P.Exchange Act means the Securities Exchange Act of 1934, as amended.
Q.Fair Market Value means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported or (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported.
R.1933 Act means the Securities Act of 1933, as amended.
S.Offering Period Limit means, with respect to any offering period, that number of shares of Common Stock equal to the difference between (i) the Absolute Share Limit and (ii) the aggregate of all shares of Common Stock purchased (excluding any fractional shares credited at the time to Participants’ ESPP Broker Accounts) in connection with any offering period ending prior to the date of such offering period, with such aggregate rounded up to the nearest whole share.
T.Participant means any Eligible Employee of a Participating Corporation who is actively participating in the Plan.
U.Participating Corporation means the Company and such Corporate Affiliate or Corporate Affiliates as may be authorized, in accordance with Section V.B of the Plan, to extend the benefits of the Plan to their Eligible Employees.
V.Person means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
W.Plan means the Catalent, Inc. 2019 Employee Stock Purchase Plan, as set forth in this document, as it may be amended in accordance with this document from time to time.
X.Plan Administrator means the Board, the Committee or designee thereof acting within the scope of their authority to administer the Plan.
Y.Plan Documents means this document and any duly promulgated amendment thereof.

Z.Purchase Date means the last day of each offering period.
AA.Trading Day means the day on which the primary exchange on which the Common Stock is traded is open for trading.
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Adopted by Board: August 23, 2018
Approved by Shareholders: October 31, 2018